FOR IMMEDIATE RELEASE

April 29, 2008

Contact: Rosemarie Faccone

    or Susan Jordan

    732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW REVOLVING LINE OF CREDIT

FREEHOLD, NJ, April 29, 2008........UMH Properties, Inc. (AMEX:UMH) announced that on April 28, 2008, it has closed on a revolving line of credit with Sun National Bank with a maximum availability of $10,000,000.  This revolving line of credit has a maturity date of April 1, 2011 and is secured by the Company's eligible notes receivables.  Interest under this new line is at the prime rate which is currently 5.25%.

Samuel A. Landy, President, stated, “We are very pleased with this new line of credit and believe that it is the beginning of a long and mutually beneficial relationship with Sun National Bank.  This new financing gives us additional flexibility in servicing our customers."

UMH Properties, Inc., a publicly-owned real estate investment trust, owns and operates twenty-eight manufactured home communities located in New Jersey, New York, Pennsylvania, Ohio and Tennessee.   In addition, the Company owns a portfolio of REIT securities.

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